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                                                                   EXHIBIT 3(II)
                               EXXON CORPORATION

                           INCORPORATED IN NEW JERSEY

                                    BY-LAWS

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

  1. Meetings of shareholders may be held on such date and at such time and place, within or without the State of New Jersey, as may be fixed by the board of directors and stated in the notice of meeting.

  2. The date for each annual meeting of shareholders, fixed as provided in
Section 1 of this Article I, shall be a date not more than thirteen months after the date on which the last annual meeting of shareholders was held. The directors shall be elected at the annual meeting of shareholders.

  3. Special meetings of the shareholders may be called by the board of directors, the chairman of the board or the president.

  4. Except as otherwise provided by statute, written notice of the date, time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. The business transacted at special meetings shall be confined to the purposes specified in the notice.

  5. Unless otherwise provided by statute the holders of shares entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. Less than a quorum may adjourn.

  6. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the board of directors may fix in advance a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

  7. The board of directors may, in advance of any shareholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed by the board or shall fail to qualify, the person presiding at a shareholders' meeting may, and at the request of any shareholder entitled to vote thereat, shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the board in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute such duties at such meeting with strict impartiality and according to the best of the inspector's ability.

  The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there

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are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

  1. The business and affairs of the corporation shall be managed by its board of directors consisting of not less than ten nor more than fifteen members, who shall hold office until the next annual meeting and until their successors shall have been elected and qualified. The actual number of directors shall be determined from time to time by resolution of the board. If at any time, except at the annual meeting, the number of directors shall be increased, the additional director or directors may be elected by the board, to hold office until the next annual meeting and until their successors shall have been elected and qualified.

  2. The organization meeting of the board of directors, for the purpose of organization or otherwise, shall be held without further notice on the day of the annual meeting of shareholders, at such time and place as shall be fixed from time to time pursuant to resolution of the board. Other regular meetings of the board may be held without further notice at such times and places as shall be fixed from time to time pursuant to resolution of the board. The chairman of the board, the president, any vice president who is a member of the board, or the secretary may change the day or hour or place of any single regular meeting from that determined by the board upon causing that prior notice of such change be transmitted to all directors.

  Special meetings of the board may be called at the direction of the chairman of the board, of the president or of any vice president who is a member of the board, or, in the absence of such officers, at the direction of any one of the directors. Any such meeting shall be held on such date and at such time and place as may be designated in the notice of the meeting.

  Notices required under this section may be transmitted in person, in writing, or by telephone, telegram, cable or radio, and shall be effective whether or not actually received, provided they are duly transmitted not less than forty-eight hours in advance of the meeting. Notice may be waived in writing before or after a meeting. No notice or waiver need specify the business scheduled for any board meeting and any business may be transacted at either a regular or special meeting.

  3. Five directors shall constitute a quorum for the transaction of business, except that any directorship not filled at the annual meeting and any vacancy, however caused, occurring in the board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director. At any meeting of the board, whether or not a quorum is present, a majority of those present may adjourn the meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

  4. (a) The provisions of this Section 4 of Article II shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster or from the imminent threat of such an attack or disaster. For the purpose of this Section 4 of Article II, such an emergency is defined as any period following (i) an enemy attack on the continental United States or any nuclear or atomic disaster as a result and during the period of which the means of communication or travel within the continental United States are disrupted or made uncertain or unsafe, or (ii) a determination as herein provided that such an attack

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or disaster is imminent or has occurred. The commencement and termination of the period of any such emergency may be determined by the chairman of the board or, in the event of the death, absence or disability of the chairman of the board, by the president, or in the event of the death, absence or disability of both the chairman of the board and the president, by such person or persons as the board of directors may from time to time designate, but in the absence of such specific designation, by the senior vice president who has been designated pursuant to the authority of Section 6 of Article IV of these by-laws to exercise the powers and perform the duties of the chairman of the board and the president. To the extent not inconsistent with the provisions of this Section 4 of Article II, the by-laws in their entirety shall remain in effect during any such emergency.

  (b) Before or during any such emergency, the board may change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so, said change to be effective during the emergency.

  (c) The officers or other persons designated by title in a list approved by the board before or during the emergency, all who are known to be alive and available to act in such order of priority and subject to such conditions and for such period of time, not longer than reasonably necessary after the termination of the emergency, as may be provided in the resolution of the board approving the list, shall, to the extent required to provide a quorum at any meeting of the board, be deemed and shall have all the powers of directors for such meeting. Unless so designated, an officer who is not a director shall not be deemed a director for the foregoing purpose.

  (d) Meetings of the board may be called by any officer or director or in the absence of all officers and directors by any person designated in a list approved by the board pursuant to subsection (c) of this Section 4. Any such meeting shall be held on such date and at such time and place as may be designated in the notice of the meeting. Notice of any such meeting need be given only to such of the directors as it may be feasible to reach at the time and such of the persons designated in such list as is considered advisable in the judgment of the person calling the meeting. Any such notice may be transmitted in person, in writing, or by telephone, telegram, cable or radio, or by such other means as may be feasible at the time, shall be effective whether or not actually received and shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

  (e) Three directors shall constitute a quorum for the transaction of business.

  (f) Before or during any such emergency, the board by resolution may (i) appoint one or more committees in addition to or in substitution for one or more of those appointed pursuant to the provisions of Article III of these by-laws to act during such emergency and (ii) take any of the actions listed in
Section 2 of Article III of these by-laws in regard to any committee established pursuant to (i) of this subsection (f). Each such committee shall have at least three members, none of whom need be a director. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the board, except that no such committee shall take the action which Section 1 of Article III of these by-laws prohibits committees of the board to take.

  (g) Before or during any such emergency, the board may provide and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation or any or all members of any committee of the board shall for any reason be rendered incapable of discharging their duties.

  (h) No officer, director or employee acting in accordance with this Section 4 of Article II shall be liable except for willful misconduct. No officer, director or employee shall be liable for any action taken in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the by-laws then in effect.


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  (i) Persons may conclusively rely upon a determination made pursuant to subsection (a) of this Section 4 that an emergency as therein defined exists regardless of the correctness of such determination.

  5. No contract or other transaction between the corporation and one or more of its directors or between the corporation and any other corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the board or a committee thereof which authorizes or approves the contract or transaction, or solely because such director's or directors' votes are counted for such purpose, if (a) the contract or other transaction is fair and reasonable as to this corporation at the time it is authorized, approved or ratified, or (b) the fact of the common directorship or interest is disclosed or known to the board or committee and the board or committee authorizes, approves or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (c) the fact of the common directorship or interest is disclosed or known to the shareholders and they authorize, approve or ratify the contract or transaction.

                                  ARTICLE III

                            COMMITTEES OF THE BOARD

  1. The board, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one or more other committees, each of which shall have at least three members, except for the finance committee, if any, which shall have at least two members. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the board, except that no such committee shall (a) make, alter or repeal any by-law of the corporation; (b) elect any director, or remove any officer or director; (c) submit to shareholders any action that requires shareholders' approval; or (d) amend or repeal any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board.

  2. The board, by resolution adopted by a majority of the entire board, may
(a) fill any vacancy in any such committee; (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; (d) remove any director from membership on such committee at any time, with or without cause; and (e) establish as a quorum for any such committee less than a majority of the entire committee, but in no case less than the greater of two persons or one-third of the entire committee.

  3. Actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting.

                                   ARTICLE IV

                                    OFFICERS

  1. The board of directors at the organization meeting on the day of the annual election of directors shall elect a chairman of the board, a president, one or more vice presidents as the board may determine, any one or more of whom may be designated as executive vice president or as senior vice president or in such special or limiting style as the board may determine, a secretary, a treasurer, a controller, a general counsel, and a general tax counsel. The chairman of the board and the president shall each be a director, but the other officers need not be members of the board.

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  2. The board of directors may from time to time elect, or authorize an officer of the corporation to appoint in writing, assistant secretaries, assistant treasurers, assistant controllers, and such other officers as the board may designate.

  3. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these by-laws, or as may be determined by resolution of the board not inconsistent with these by-laws.

  4. The chairman of the board shall be chief executive officer of the corporation and shall preside at all meetings of shareholders and directors. Subject to the board of directors, the chairman of the board shall have general care and supervision of the business and affairs of the corporation. In the absence of the president, the chairman of the board shall exercise the powers and perform the duties of the president.

  5. The president shall, subject to the board of directors, direct the current administration of the business and affairs of the corporation. In the absence of the chairman of the board, the president shall preside at meetings of the shareholders and directors and exercise the other powers and duties of the chairman.

  6. In the event of the death, absence, or disability of the chairman of the board and the president, a senior vice president may be designated by the board to exercise the powers and perform the duties of those offices.

  7. The secretary shall give notice of all meetings of the shareholders and of the board of directors. The secretary shall keep records of the votes at elections and of all other proceedings of the shareholders and of the board. The secretary shall have all the authority and perform all the duties normally incident to the office of secretary and shall perform such additional duties as may be assigned to the secretary by the board, the chairman of the board or the president.

  The assistant secretaries shall perform such of the duties of the secretary as may be delegated to them by the secretary.

  8. The treasurer shall be the principal financial officer of the corporation. The treasurer shall have charge and custody of all funds and securities of the corporation; receive and give receipts for monies paid to the corporation, and deposit such monies in the corporation's name in such banks or other depositories as shall be selected for the purpose; and shall cause money to be paid out as the corporation may require. The treasurer shall have all the authority and perform all the duties normally incident to the office of treasurer and shall perform such additional duties as may be assigned to the treasurer by the board of directors, the chairman of the board or the president.

  The assistant treasurers shall perform such of the duties of the treasurer as may be delegated to them by the treasurer.

  9. The controller shall be the principal accounting and financial control officer of the corporation. The controller shall be responsible for the system of financial control of the corporation, including internal audits, the maintenance of its accounting records, and the preparation of the corporation's financial statements. The controller shall periodically inform the board of directors of the corporation's financial results and position. The controller shall have all the authority and perform all the duties normally incident to the office of controller and shall perform such additional duties as may be assigned to the controller by the board of directors, the chairman of the board or the president.

  The assistant controllers shall perform such of the duties of the controller as may be delegated to them by the controller.

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  10. The general counsel shall advise the board of directors and officers on legal matters, except those relating to taxes. The general tax counsel shall advise the board of directors and officers on legal matters relating to taxes. Each shall perform such additional duties as may be assigned to either of them by the board of directors, the chairman of the board or the president.

  11. Any vacancy occurring among the officers, however caused, may be filled by the board of directors except that any vacancy in the office of an assistant secretary, assistant treasurer or assistant controller appointed by an officer of the corporation may be filled by the officer, if any, then authorized by the board to make appointments to such office.

  12. Any officer may be removed by the board with or without cause, and any assistant secretary, assistant treasurer or assistant controller appointed by an officer of the corporation may be removed with or without cause by the officer, if any, then authorized by the board to make appointments to such office.

                                   ARTICLE V

                        DIVISIONS AND DIVISION OFFICERS

  1. The board of directors may from time to time establish one or more divisions of the corporation and assign to such divisions responsibilities for such of the corporation's business, operations and affairs as the board may designate.

  2. The board of directors may appoint or authorize an officer of the corporation to appoint in writing officers of a division. Unless elected or appointed an officer of the corporation by the board of directors or pursuant to authority granted by the board, an officer of a division shall not as such be an officer of the corporation, except that such person shall be an officer of the corporation for the purposes of executing and delivering documents on behalf of the corporation or for other specific purposes, if and to the extent that such person may be authorized to do so by the board of directors. Unless otherwise provided in the writing appointing an officer of a division, such person's term of office shall be for one year and until that person's successor is appointed and qualified. Any officer of a division may be removed with or without cause by the board of directors or by the officer, if any, of the corporation then authorized by the board of directors to appoint such officer of a division.

  3. The board of directors may prescribe or authorize an officer of the corporation or an officer of a division to prescribe in writing the duties and powers and authority of officers of divisions.

                                   ARTICLE VI

                               TRANSFER OF SHARES

  1. Shares of the corporation shall be transferable on the records of the corporation in accordance with the provisions of Chapter 8 of the Uniform Commercial Code (New Jersey Statutes 12A:8-101 et seq.), as amended from time to time, except as otherwise provided in the New Jersey Business Corporation Act (New Jersey Statutes 14A:1-1 et seq.).

  2. In the case of lost, destroyed or wrongfully taken certificates, transfer shall be made only after the receipt of a sufficient indemnity bond, if required by the board of directors, and satisfaction of other reasonable requirements imposed by the board.

  3. The board of directors may from time to time appoint one or more transfer agents and one or more registrars of transfers. All share certificates shall bear the signature, which may be a facsimile, of a transfer agent and of a registrar. The functions of transfer agents and registrars shall conform

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to such regulations as the board may from time to time prescribe. The board may at any time terminate the appointment of any transfer agent or registrar.

                                  ARTICLE VII

                                  FISCAL YEAR

  The fiscal year of the corporation shall be the calendar year.

                                  ARTICLE VIII

                                 CORPORATE SEAL

  1. The corporate seal is, and until otherwise ordered by the board of directors shall be, a circle containing the words "EXXON CORPORATION, INCORPORATED UNDER THE LAWS OF NEW JERSEY" and may be an impression upon paper or wax or a printed or facsimile reproduction of such impression.

  2. The impression of the seal may be made and attested by either the secretary or an assistant secretary for the authentication of contracts and other papers requiring the seal.

                                   ARTICLE IX

                                   AMENDMENTS

  The board of directors shall have the power to make, alter and repeal the by-laws of the corporation, but by-laws made by the board may be altered or repealed, and new by-laws made, by the shareholders.

                                   ARTICLE X

                                INDEMNIFICATION

  1. The corporation shall indemnify to the full extent from time to time permitted by law any director or former director or officer or former officer made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the corporation or any subsidiary of the corporation or serves or served any other enterprise at the request of the corporation (including service as a fiduciary with respect to any employee benefit plan of the corporation or any subsidiary of the corporation) against expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein. No indemnification pursuant to this Article X shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the corporation has given its prior consent to such settlement or other disposition.

  2. As any of the foregoing expenses are incurred, they shall be paid by the corporation for the director or former director or officer or former officer in advance of the final disposition of the action, suit or proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such payments if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

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  3. The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person indemnified may be entitled.

  4. The rights provided to any person by this Article X shall be enforceable against the corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or in any of the other capacities set forth in this Article X. No elimination of or amendment to this
Article X shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to notice to such person of such elimination or amendment. The rights provided to any person by this Article X shall inure to the benefit of such person's legal representative.

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